UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2020

BRIGGS & STRATTON CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-1370	39-0182330
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12301 West Wirth Street, Wauwatosa, Wisconsin 53222
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (414) 259-5333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock (par value $0.01 per share)	BGG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As of March 26, 2020, the Board of Directors of Briggs & Stratton Corporation (the “Company”) approved reductions in the base salaries of each of the Company’s named executive officers in response to the global COVID-19 pandemic. Effective April 1, 2020, the base salaries of the Company’s named executive officers will be reduced by the following percentages:

Todd J. Teske, Chairman, President and Chief Executive Officer	40%
Mark A. Schwertfeger, Senior Vice President and Chief Financial Officer	35%
David J. Rodgers, Senior Vice President & President - Engines & Power	35%
William H. Reitman, Senior Vice President & President - Support	35%
Harold L. Redman, Senior Vice President & President - Turf & Consumer Products	35%

The Board of Directors also approved the implementation of a wage reduction plan for other salaried employees of the Company and each non-employee director agreed to forego his or her next quarterly cash retainer fees payable for Board service. In addition, in order to ensure continuity of management oversight during the global COVID-19 pandemic, the Company will engage in a longer transition to the new organizational leadership structure previously announced to be effective as of April 1, 2020, with the changes now expected to be completed by the end of fiscal 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGGS & STRATTON CORPORATION
(Registrant)

Date:	March 27, 2020	/s/ Kathryn M. Buono
Kathryn M. Buono
Vice President, General Counsel & Corporate Secretary Duly Authorized Officer

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